Exhibit 99.1

News Release

Nucor Reports Results for Third Quarter of 2020

CHARLOTTE, N.C. – October 22, 2020 - Nucor Corporation (NYSE: NUE) today announced consolidated net earnings of $193.4 million, or $0.63 per diluted share, for the third quarter of 2020. By comparison, Nucor reported consolidated net earnings of $108.9 million, or $0.36 per diluted share, for the second quarter of 2020 and $275.0 million, or $0.90 per diluted share, for the third quarter of 2019.

In the first nine months of 2020, Nucor generated consolidated net earnings of $322.6 million, or $1.06 per diluted share, compared with consolidated net earnings of $1.16 billion, or $3.78 per diluted share, in the first nine months of 2019.

“I am incredibly proud of how our team has responded to the many challenges of 2020 beginning with the health, safety and well-being of our entire Nucor family.  Our third quarter results were better than we expected, reflecting continued strength in nonresidential construction. We expect improved performance in the fourth quarter due to positive pricing momentum in sheet and plate markets. Our teammates across the company continue to find unique ways to serve our customers while bringing innovative product solutions into the market,” said Leon Topalian, Nucor’s President and Chief Executive Officer.

Financial Strength
At the end of the third quarter of 2020, Nucor had $3.41 billion in cash and cash equivalents, short-term investments and restricted cash and cash equivalents on hand. The Company’s $1.50 billion revolving credit facility remains undrawn and does not expire until April 2023.  Nucor continues to have the strongest credit rating in the North American steel sector (Baa1/A-) with stable outlooks at both Moody’s and Standard & Poor’s.

Selected Segment Data

Earnings (loss) before income taxes and noncontrolling interests by segment for the third quarter and first nine months of 2020 and 2019 were as follows (in thousands):

	Three Months (13 Weeks) Ended		Nine Months (39 Weeks) Ended
	Oct. 3, 2020	Sept. 28, 2019	Oct. 3, 2020	Sept. 28, 2019
Steel mills	$205,152	$309,939	$512,082	$1,578,257
Steel products	186,976	170,214	502,409	363,731
Raw materials	6,232	(10,599)	(3,068)	64,333
Corporate/eliminations	(107,942)	(89,215)	(393,651)	(401,744)
	$290,418	$380,339	$617,772	$1,604,577

Financial Review

Included in earnings for the third quarter of 2020 was a restructuring charge of $16.4 million, or $0.04 per diluted share, related to the realignment of Nucor’s metal buildings business.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Third Quarter of 2020 (Continued)

Nucor’s consolidated net sales increased 14% to $4.93 billion in the third quarter of 2020 compared with $4.33 billion in the second quarter of 2020 and decreased 10% compared with $5.46 billion in the third quarter of 2019. Average sales price per ton in the third quarter of 2020 decreased 2% compared with the second quarter of 2020 and decreased 7% compared with the third quarter of 2019. A total of 6,367,000 tons was shipped to outside customers in the third quarter of 2020, a 16% increase from the second quarter of 2020 and a 3% decrease from the third quarter of 2019. Total steel mill shipments in the third quarter of 2020 increased 18% as compared to the second quarter of 2020 and decreased 3% as compared to the third quarter of 2019. Steel mill shipments to internal customers represented 21% of total steel mill shipments in each of the third quarter of 2020, the second quarter of 2020 and the third quarter of 2019. Downstream steel product shipments to outside customers in the third quarter of 2020 increased 14% from the second quarter of 2020 and remained flat compared to the third quarter of 2019.

In the first nine months of 2020, Nucor’s consolidated net sales of $14.88 billion decreased 15% compared with consolidated net sales of $17.46 billion reported in the first nine months of 2019. Total tons shipped to outside customers in the first nine months of 2020 were 19,033,000, a decrease of 5% from the first nine months of 2019, while the average sales price per ton in the first nine months of 2020 decreased 10% from the first nine months of 2019.

The average scrap and scrap substitute cost per gross ton used in the third quarter of 2020 was $277, a 2% decrease compared to $284 in the second quarter of 2020 and a 7% decrease compared to $299 in the third quarter of 2019. The average scrap and scrap substitute cost per gross ton used in the first nine months of 2020 was $285, a 13% decrease compared to $328 in the first nine months of 2019.

Pre-operating and start-up costs related to the Company’s growth projects were approximately $22 million, or $0.06 per diluted share, in the third quarter of 2020, compared with approximately $22 million, or $0.06 per diluted share, in the second quarter of 2020 and approximately $28 million, or $0.07 per diluted share, in the third quarter of 2019.

In the first nine months of 2020, pre-operating and start-up costs related to the Company’s growth projects were approximately $73 million, or $0.18 per diluted share, compared with approximately $68 million, or $0.17 per diluted share, in the first nine months of 2019.

Overall operating rates at the Company’s steel mills increased to 83% in the third quarter of 2020 as compared to 68% in the second quarter of 2020 and were flat relative to the third quarter of 2019. Operating rates in the first nine months of 2020 decreased to 80% as compared to 85% in the first nine months of 2019.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Third Quarter of 2020 (Continued)

Third Quarter of 2020 Analysis

Nonresidential construction market conditions remained strong throughout the quarter, while the automotive market’s recovery accelerated. The results of the steel mills segment improved in the third quarter of 2020 as compared to the second quarter of 2020, led by Nucor’s bar and structural mills. Market conditions for the Company’s sheet and plate mills remained challenged. The Company’s steel products segment had another strong quarter due to the continued resiliency of nonresidential construction markets, and, as expected, earnings for the third quarter of 2020 increased compared with the second quarter of 2020 for this segment. Third quarter of 2020 earnings in Nucor’s raw materials segment increased as compared to the second quarter of 2020 due to improved pricing reflecting stronger steel demand.

Fourth Quarter of 2020 Outlook

The ongoing COVID-19 pandemic continues to cause uncertainty, making it difficult to accurately forecast future market conditions and demand trends. While many of the markets Nucor serves have typically experienced a seasonal slowdown in the fourth quarter, the Company expects higher earnings in the fourth quarter of 2020 as compared to the third quarter of 2020 due primarily to improved pricing at its sheet and plate mills. Nucor also expects the raw materials segment’s earnings to increase in the fourth quarter of 2020 as compared to the third quarter of 2020 due to the improved margins at the Company’s direct reduced iron facilities.

Cash Dividend

On September 10, 2020, Nucor’s board of directors declared a cash dividend of $0.4025 per share. This cash dividend is payable on November 10, 2020 to stockholders of record as of September 30, 2020 and is Nucor’s 190th consecutive quarterly cash dividend.

Earnings Conference Call

You are invited to listen to the live broadcast of Nucor’s conference call in which management will discuss Nucor’s third quarter results on October 22, 2020 at 2:00 p.m. eastern time. The conference call will be available over the Internet at www.nucor.com, under Investors.

About Nucor

Nucor and its affiliates are manufacturers of steel and steel products, with operating facilities in the United States, Canada and Mexico. Products produced include: carbon and alloy steel -- in bars, beams, sheet and plate; hollow structural section tubing; electrical conduit; steel piling; steel joists and joist girders; steel deck; fabricated concrete reinforcing steel; cold finished steel; precision castings; steel fasteners; metal building systems; steel grating; and wire and wire mesh. Nucor, through The David J. Joseph Company, also brokers ferrous and nonferrous metals, pig iron and hot briquetted iron / direct reduced iron; supplies ferro-alloys; and processes ferrous and nonferrous scrap. Nucor is North America’s largest recycler.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Third Quarter of 2020 (Continued)

Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “anticipate,” “believe,” “expect,” “project,” “may,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These forward-looking statements reflect the Company’s best judgment based on current information, and although we base these statements on circumstances that we believe to be reasonable when made, there can be no assurance that future events will not affect the accuracy of such forward-looking information. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the projected results and expectations discussed in this news release. Factors that might cause the Company’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: (1) competitive pressure on sales and pricing, including pressure from imports and substitute materials; (2) U.S. and foreign trade policies affecting steel imports or exports; (3) the sensitivity of the results of our operations to prevailing steel prices and changes in the supply and cost of raw materials, including pig iron, iron ore and scrap steel; (4) market demand for steel products, which, in the case of many of our products, is driven by the level of nonresidential construction activity in the United States, as well as prevailing domestic prices for oil and gas; (5) energy costs and availability; and (6) the impact of the COVID-19 pandemic. These and other factors are discussed in Nucor’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of Nucor’s Annual Report on Form 10-K for the year ended December 31, 2019 and in "Item 1A. Risk Factors" of Nucor's Quarterly Report on Form 10-Q for the quarter ended July 4, 2020. The forward-looking statements contained in this news release speak only as of this date, and Nucor does not assume any obligation to update them, except as may be required by applicable law.

Contact Information

For Investor/Analyst Inquiries - Paul Donnelly, 704-264-8807, or Gregg Lucas, 704-972-1841

For Media Inquiries - Katherine Miller, 704-353-9015

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Third Quarter of 2020 (Continued)

Tonnage Data
(In thousands)

	Three Months (13 Weeks) Ended			Nine Months (39 Weeks) Ended
	Oct. 3, 2020	Sept. 28, 2019	Percent Change	Oct. 3, 2020	Sept. 28, 2019	Percent Change
Steel mills total shipments:
Sheet	2,469	2,659	-7%	7,345	7,915	-7%
Bars	2,119	2,029	4%	6,092	6,050	1%
Structural	553	562	-2%	1,754	1,682	4%
Plate	424	470	-10%	1,472	1,605	-8%
Other	61	68	-10%	230	325	-29%
	5,626	5,788	-3%	16,893	17,577	-4%

Sales tons to outside customers:
Steel mills	4,442	4,559	-3%	13,382	14,013	-5%
Joist	153	133	15%	406	359	13%
Deck	129	132	-2%	365	354	3%
Cold finished	99	116	-15%	300	390	-23%
Fabricated concrete reinforcing steel	328	342	-4%	948	929	2%
Piling	186	160	16%	522	462	13%
Tubular products	280	272	3%	816	780	5%
Other steel products	92	107	-14%	278	303	-8%
Raw materials	658	734	-10%	2,016	2,456	-18%
	6,367	6,555	-3%	19,033	20,046	-5%

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Third Quarter of 2020 (Continued)

Condensed Consolidated Statements of Earnings (Unaudited)
(In thousands, except per share data)

	Three Months (13 Weeks) Ended		Nine Months (39 Weeks) Ended
	Oct. 3, 2020	Sept. 28, 2019	Oct. 3, 2020	Sept. 28, 2019
Net sales	$4,927,960	$5,464,502	$14,879,603	$17,457,112
Costs, expenses and other:
Cost of products sold	4,425,765	4,891,991	13,370,181	15,213,215
Marketing, administrative and other expenses	165,513	159,301	460,922	549,020
Equity in losses (earnings) of unconsolidated affiliates	(479)	1,585	14,422	(2,459)
Losses on assets	6,604	-	299,450	-
Interest expense, net	40,139	31,286	116,856	92,759
	4,637,542	5,084,163	14,261,831	15,852,535
Earnings before income taxes and noncontrolling interests	290,418	380,339	617,772	1,604,577
Provision for income taxes	67,788	86,752	207,610	367,920
Net earnings	222,630	293,587	410,162	1,236,657
Earnings attributable to noncontrolling interests	29,215	18,556	87,535	73,337
Net earnings attributable to Nucor stockholders	$193,415	$275,031	$322,627	$1,163,320
Net earnings per share:
Basic	$0.63	$0.90	$1.06	$3.79
Diluted	$0.63	$0.90	$1.06	$3.78
Average shares outstanding:
Basic	303,394	304,637	303,072	305,553
Diluted	303,441	304,980	303,099	306,029

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Third Quarter of 2020 (Continued)

Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	Oct. 3, 2020	Dec. 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$2,866,578	$1,534,605
Short-term investments	412,401	300,040
Accounts receivable, net	2,119,421	2,160,102
Inventories, net	3,260,685	3,842,095
Other current assets	306,762	389,528
Total current assets	8,965,847	8,226,370
Property, plant and equipment, net	6,829,733	6,178,555
Restricted cash and cash equivalents	131,623	-
Goodwill	2,195,788	2,201,063
Other intangible assets, net	678,558	742,186
Other assets	717,728	996,492
Total assets	$19,519,277	$18,344,666
LIABILITIES
Current liabilities:
Short-term debt	$63,778	$62,444
Current portion of long-term debt and finance lease obligations	10,475	29,264
Accounts payable	1,210,987	1,201,698
Salaries, wages and related accruals	432,767	510,844
Accrued expenses and other current liabilities	655,288	659,524
Total current liabilities	2,373,295	2,463,774
Long-term debt and finance lease obligations due after one year	5,452,193	4,291,301
Deferred credits and other liabilities	976,722	798,415
Total liabilities	8,802,210	7,553,490
EQUITY
Nucor stockholders' equity:
Common stock	152,061	152,061
Additional paid-in capital	2,117,582	2,107,646
Retained earnings	11,068,908	11,115,056
Accumulated other comprehensive loss, net of income taxes	(315,469)	(302,966)
Treasury stock	(2,720,668)	(2,713,931)
Total Nucor stockholders' equity	10,302,414	10,357,866
Noncontrolling interests	414,653	433,310
Total equity	10,717,067	10,791,176
Total liabilities and equity	$19,519,277	$18,344,666

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor Reports Results for Third Quarter of 2020 (Continued)

Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months (39 Weeks) Ended
	Oct. 3, 2020	Sept. 28, 2019
Operating activities:
Net earnings	$410,162	$1,236,657
Adjustments:
Depreciation	525,688	477,957
Amortization	62,877	64,655
Stock-based compensation	56,122	74,311
Deferred income taxes	140,606	76,737
Distributions from affiliates	3,021	27,405
Equity in losses (earnings) of unconsolidated affiliates	14,422	(2,459)
Losses on assets	299,450	-
Changes in assets and liabilities (exclusive of acquisitions and dispositions):
Accounts receivable	37,547	197,783
Inventories	590,434	476,761
Accounts payable	15,366	(180,397)
Federal income taxes	18,848	(177,405)
Salaries, wages and related accruals	(69,235)	(157,317)
Other operating activities	100,283	5,526
Cash provided by operating activities	2,205,591	2,120,214
Investing activities:
Capital expenditures	(1,179,081)	(984,646)
Investment in and advances to affiliates	(16,542)	(27,613)
Divestiture of affiliates	-	67,591
Disposition of plant and equipment	19,492	32,922
Acquisitions (net of cash acquired)	(20,368)	(9,495)
Purchase of investments	(401,986)	(249,616)
Proceeds from the sale of investments	301,249	-
Other investing activities	(33,536)	2,176
Cash used in investing activities	(1,330,772)	(1,168,681)
Financing activities:
Net change in short-term debt	1,334	(10,145)
Proceeds from long-term debt, net of discount	1,237,635	-
Repayment of long-term debt	(97,150)	-
Bond issuance related costs	(6,250)	-
Issuance of common stock	-	5,892
Payment of tax withholdings on certain stock-based compensation	(17,691)	(15,723)
Distributions to noncontrolling interests	(106,193)	(71,241)
Cash dividends	(368,636)	(369,270)
Acquisition of treasury stock	(39,499)	(197,511)
Other financing activities	(6,983)	(6,538)
Cash provided by (used in) financing activities	596,567	(664,536)
Effect of exchange rate changes on cash	(7,790)	482
Increase in cash and cash equivalents	1,463,596	287,479
Cash and cash equivalents - beginning of year	1,534,605	1,398,886
Cash and cash equivalents and restricted cash and cash equivalents- end of nine months	$2,998,201	$1,686,365
Non-cash investing activity:
Change in accrued plant and equipment purchases	$-	$62,700

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com